Exhibit (p)(3)

CODE OF ETHICS

Section 1: Introduction

1.01: Rule References

1.02: Policy Owner

1.03: Covered Persons and Key Definitions

1.04: Terminology

1.05: Schwab Compliance Technologies

Section 2: Statement of General Principles of Conduct

2.01: Fiduciary Duties

2.02: Conflicts of Interest

2.03: Confidentiality

Section 3: Personal Securities Transactions

3.01: Personal Securities Trading Principles

3.02: Personal Securities Trading Prohibitions

3.03: Beneficial Ownership

3.04: Accounts Where Access Person Does Not Have Influence or Control

3.05: IPOs and Limited Offerings (Private Placements)

3.06: Reportable Securities and Reportable Funds

3.07: Blackout Periods

3.07.01: Aegon N.V. Blackout Periods

3.08: Holding Period Requirements

3.09: Broker Trading Restrictions

3.10: Personal Securities Reporting Requirements

3.10.01: Initial Holdings Reports

3.10.02: Quarterly Transaction Reports

3.10.03: Annual Holdings Reports

3.10.04: Trade Confirmations and Account Statements

3.10.05: Other Personal Securities Reporting Requirements

3.11: Exempt Transactions in Reportable Securities

Section 4: Outside Business Activity (“OBA”) and Affiliated Business Activity (“ABA”)

4.01: Definition of an OBA

4.02: Pre-Approval and Reporting Requirements for OBAs

4.03: Compensation for OBAs

4.04: Definition of an ABA

4.05: Reporting Requirements for ABAs

Section 5: Gifts and Entertainment

5.01: Gifts

5.01.01: Giving and Accepting Gifts 5.02: Entertainment 5.03: Sponsorships

5.04: Restrictions on Gifts and Entertainment Involving ERISA Fiduciaries and Public Fund Representatives

5.05: Restrictions on Gifts and Entertainment Involving Governmental Entities

5.06: Restrictions on Gifts, Entertainment and Payments to Foreign Government Officials

Section 6: Reporting and Certifications

6.01: Code of Ethics Certifications

6.02: Internal Reporting of Code Violations

6.03: Confidentiality of Reports and Information Required by this Code

Section 7: Sanctions

Section 8: Definitions

Approved by:	AAM US Risk and Control Committee

Effective Date:	August 10, 2016

Inception Date:	February 1, 2005

Last Reviewed:	February 27, 2015

Version:	15.0

Version History:

Version	Effective Date	Author/Changed by	Summary of Changes
1.0	2/1/2005

2.0	1/1/2006

3.0	6/1/2006		Non-material changes to Compliglobe comments

4.0	5/1/2007

5.0	4/1/2008

6.0	5/1/2009

7.0	2/15/2010

8.0	3/1/2011

9.0	8/3/2011

10.0	3/22/2012

11.0	4/9/2013

12.0	8/5/2013

13.0	8/30/2013

14.0	8/4/2014

15.0	8/10/2016		Policy updated, applied formatting changes

Section 1: Introduction

1.01: Rule References

Pursuant to Section 204A, Rules 204A-1 and 204-2 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940, (collectively, the “Rules”), Aegon USA Investment Management, LLC (“AUIM”), as a registered investment adviser and adviser to investment companies, hereby adopts this Code of Ethics (“Code”).

1.02: Policy Owner

AUIM’s Chief Compliance Officer (“CCO”) is responsible for overseeing the Code, maintaining appropriate internal processes and controls and maintaining appropriate records. The CCO may delegate certain administrative responsibilities to Compliance team members (“Compliance”). AUIM’s senior leadership team is responsible for establishing a culture of compliance and enforcing this Code. The AAM U.S. Risk and Control Committee (“RCC”) is responsible for approving sanctions for violations of the Code.

1.03: Covered Persons and Key Definitions

This Code applies to all employees, officers, directors, control persons and other individuals who provide investment advice on behalf of AUIM, and are supervised and/or controlled by AUIM (collectively, “Supervised Persons”). Supervised Persons may also include interns, contractors, and other individuals who have access to AUIM confidential information such as Client holdings, transactions and potential trades. The term “AUIM Personnel” is used throughout the Code to refer to Supervised Persons subject to the Code’s general principles.

Access Persons are Supervised Persons who: (a) have access to non-public information regarding AUIM Clients’ purchase or sale of securities; (b) are involved in making securities recommendations to Clients; (c) have access to AUIM recommendations that are non-public; or (d) have access to non-public information regarding the portfolio holdings of affiliated mutual funds.

Compliance will determine who will fall under the definition of Supervised Person and Access Person subject to the Code. For Supervised Persons who have roles and responsibilities with multiple entities within Aegon N.V., the cost center code will be a primary factor in determining the applicability of this Code to that individual. Accordingly, all employees who fall under the AUIM cost center will be deemed AUIM Supervised Persons.

1.04: Terminology

Capitalized terms are defined in Section 8. Any questions or interpretations regarding terms used throughout this Code should be referred to Compliance.

1.05: Schwab Compliance Technologies

AUIM utilizes Schwab Compliance Technologies (“SCT”) to assist in the administration of this Code.

Section 2: Statement of General Principles of Conduct

AUIM Personnel are required to conduct business with highest ethical and legal standards. Ethical standards to which AUIM is committed, and for which AUIM Personnel are individually accountable, include:

a.	Placing the interests of AUIM Clients first;

b.	Complying with legal regulations;

c.	Avoiding or, where applicable, disclosing conflicts of interest; and

d.	Safeguarding material, non-public information regarding AUIM and our Clients.

This Code sets forth specific requirements with respect to fiduciary duties, conflicts of interest and confidentiality. However, AUIM cannot anticipate every ethical dilemma that AUIM Personnel may face. Accordingly, AUIM relies upon AUIM Personnel to diligently and prudently exercise proper judgment to ensure that ethical and legal standards are fulfilled. When faced with the need to make ethical decisions, AUIM Personnel shall consider, among other things, the following basic questions:

•	Is the activity legal?

•	Am I compromising my own personal values or ethics in any way?

•	Do I think the decision might be viewed in a different light by others?

•	How would the decision look in the media and would it potentially harm AUIM, its reputation, or my character?

•	Would AUIM potentially lose customers or stakeholders or the respect of either if they knew about this action?

•	Am I acting in a way that promotes mutual respect and the dignity of those with whom I am working?

2.01: Fiduciary Duties

The Code is based on the principle that AUIM Personnel shall conduct themselves in a manner consistent with having a fiduciary duty to Clients. In fulfilling these duties, AUIM Personnel must not:

a.	Defraud any Client in any manner;

b.	Mislead any Client, including by making a statement that omits material facts;

c.	Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any Client;

d.	Engage in any manipulative practice with respect to any Client; or

e.	Engage in any manipulative practice with respect to securities, including price manipulation.

Furthermore, no AUIM Personnel shall, directly or indirectly, take inappropriate advantage of their position to:

•	Profit as a result of their fiduciary relationship with a Client. AUIM Personnel who learn about an investment opportunity due to their position may not take advantage of and profit from such opportunity.

•	Accept any special favors, benefits or preferential treatment due to their fiduciary relationship with any Client, except for the usual and ordinary benefits provided directly by AUIM.

•	Release information regarding actual or contemplated securities transactions or holdings related to any Client. Permissible exceptions include instances where the disclosure is in connection with the performance of employment duties or when the disclosure has been approved by Compliance.

AUIM Personnel must adhere to these general fiduciary principles and comply with the specific provisions of the Code. Technical compliance with the terms of this Code does not insulate any AUIM Personnel from scrutiny in instances where their personal conduct displays a pattern of inappropriate activity or failure to adhere to these fiduciary principles.

2.02: Conflicts of Interest

Conflicts of interest may arise at any time given the dynamic environment in which AUIM conducts business. AUIM shall avoid conflicts of interest where possible, take reasonable steps to mitigate conflicts of interest, and fully disclose all material facts concerning any conflicts that arise. AUIM Personnel should take great care to avoid situations that have even the appearance of conflict or impropriety.

A conflict of interest is a condition or situation, or the appearance thereof, in which the private, financial, or other interests of AUIM Personnel are contrary to the interests of AUIM and/or its clients. Conflicts of interest also exist when the interest of AUIM, a Vendor or Client are contrary to the interests of a Client. The types of the conflicts that exist can be divided into the following categories:

AUIM vs. Client - As an example, conflicts can arise between AUIM and its Clients when AUIM offers products for which AUIM can receive different amounts of compensation, when AUIM performs multiple roles with respect to a Client, or transaction, or when AUIM engages in business activities with affiliated entities.

Client vs. Client - As an example, conflicts can arise between Clients when AUIM is allocating limited investment opportunities among Clients or when AUIM charges Clients different fees for the same investment strategy.

AUIM Personnel vs. Client - As an example, conflicts can arise between AUIM Personnel and Clients when compensation arrangements or incentives affect whether the employee recommends particular products or when outside business activities conflict with obligations owed to the Client.

AUIM Personnel vs. AUIM - As an example, conflicts can arise between AUIM Personnel and AUIM when an individual competes with AUIM for the purchase or sale of investment opportunities or when an individual stands to otherwise benefit personally from AUIM’s dealings with others.

Vendor vs. Client - As an example, conflicts can arise when third-party vendors retained by AUIM misuse or fail to protect confidential Client information.

Regardless of the motivations of AUIM Personnel involved, a particular activity or situation may involve a conflict of interest even if it does not result in (a) any financial loss to AUIM, its Affiliates, or Clients, or (b) any gain to AUIM or to AUIM Personnel. AUIM Personnel must promptly report to Compliance any situation or transaction involving an actual or potential conflict of interest. For example, AUIM Personnel should not recommend any securities transaction to a Client without having first disclosed, in writing, any material beneficial ownership, business or personal relationship, or other material interest in an issuer to Compliance. Further, AUIM Personnel must not participate in the negotiation or decision to retain a vendor or supplier without having first disclosed, in writing, any personal investments or other interests in such vendor or supplier. Compliance will determine whether a conflict of interest exists and will prescribe any required mitigating actions.

AUIM recognizes that potential conflicts with our Clients are inherent due to the nature of our business. This Code is designed to address the following conflicts in order to protect our Clients’ interests and to satisfy AUIM’s obligations to the Clients:

a.	Personal Securities Transactions;

b.	Outside business activities or Affiliated business activities; and

c.	Gifts and entertainment.

Section 2.03: Confidentiality

The nature of AUIM’s business is one of trust, respect, and personal commitment to our customers and business partners. As such, AUIM expects AUIM Personnel to reinforce these concepts and refrain from discussing or otherwise disclosing its trade secrets, proprietary information or legally privileged information. Examples of the types of information that AUIM Personnel must protect include, but are not limited to:

a.	Client information including Client non-securities investment activities and strategies, Client identities, needs, preferences, non-public personally identifiable information and financial data;

b.	AUIM business and marketing plans;

c.	Revenue projections and fee rates;

d.	Vendor lists;

e.	Employee information including employee contact information and personnel file information; and

f.	AUIM internal policies, procedures or handbooks.

Non-public information regarding AUIM’s securities investment strategies, proposed or pending trades and Client securities holdings cannot be shared with non-AUIM Access Persons except as appropriate to facilitate account management and servicing by client service providers, or as necessary to prevent fraud or unauthorized transactions. Federal securities laws may prohibit the dissemination of such information, and doing so may be a violation of the fiduciary duty that AUIM owes its Clients.

AUIM Personnel may share limited information with Affiliates including non-AUIM Access Persons, so long as such information sharing is not prohibited by law or individual client investment management agreements.

Section 3: Personal Securities Transactions

Rule 204A-1 of the Advisers Act requires all Access Persons of an investment adviser registered with the SEC to report, and the investment adviser to review, their personal securities transactions and holdings periodically. Accordingly, Access Persons of AUIM must:

•	Disclose all investment accounts in SCT for which they have been deemed to have beneficial ownership, as defined in Section 3.03.

•	Disclose in SCT all Reportable Securities and transactions executed in their investment accounts in accordance with the standards and procedures described in the various sections below.

•	Comply with pre-clearance, holding period, blackout period, reporting and broker requirements set forth below and in Appendix A. Pre-clearance can be requested from 7am - 3pm CST and approval will be valid only during trading hours on the day approval was obtained.

•	Comply with the pre-clearance and reporting standards related to the following types of transactions in Reportable Securities and Funds available in the Transamerica 401(k):

a.	Purchases and sales;

b.	Current investment rebalances (future rebalances do not require pre-clearance);

c.	Transfers; and

d.	Loans or withdrawals if Access Person directs which funds they are withdrawn from.

3.01: Personal Securities Trading Principles

To ensure compliance with the aforementioned principles, AUIM has given considerable thought to designing a Code that seeks to mitigate Access Persons’ potential conflicts of interest without unnecessarily inhibiting their personal investment activities. AUIM believes that personal investment experience over time can assist in the development of investment professionals’ experience and acumen. Accordingly, the Code is intended to permit personal investment activities subject to reasonable restrictions designed to address the potential conflicts of interests and to preclude any overreaching or violations of the Federal Securities Laws.

3.02: Personal Securities Trading Prohibitions

AUIM Access Persons must conduct their Personal Securities Transactions in a manner which does not violate the Federal Securities Laws, interfere with Client transactions, or otherwise take unfair advantage of their Client relationships. As a result, AUIM Access Persons may not:

a.	Profit, or cause others to profit, based on your knowledge of completed or contemplated Client transactions;

b.	Engage in fraudulent conduct in connection with the trading of securities in a Client account; or

c.	Personally benefit by causing an AUIM Client to act, or fail to act, in making investment decisions.

3.03: Beneficial Ownership

Access Persons are deemed to be the Beneficial Owner of any account in which they have a direct or indirect financial interest. This includes accounts held in the name of Immediate Family Members sharing the same household (e.g., any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships) and trusts for which they are the legal beneficiary (collectively, “Connected Persons”).

For the avoidance of doubt, all Personal Securities Transaction restrictions and requirements apply to Connected Persons.

3.04: Accounts Where Access Person Does Not Have Influence or Control

Personal Securities Trading restrictions will not apply to any investment account for which an Access Person has no direct or indirect influence or control. Examples include adviser-managed accounts, discretionary brokerage accounts, or investment clubs where you do not have the ability to make investment recommendations (collectively, “Managed Accounts”). In order to rely upon this provision, Access Persons must submit documentation to Compliance demonstrating that all trading in the account is under the sole discretion of your adviser or other designee. Accounts managed by Immediate Family Members cannot be considered Managed Accounts.

3.05: IPOs and Limited Offerings (Private Placements)

No Access Person or Connected Person may acquire Beneficial Ownership in any security distributed in an Initial Public Offering or Limited Offering unless he/she has obtained Compliance’s written authorization. In seeking approval, the Access Person shall contact Compliance directly (not via SCT), and provide information regarding the security proposed to be purchased and the name of the Broker through whom the transaction is proposed to be effected.

In determining whether approval should be granted, Compliance will consider several factors including:

a.	Whether the investment opportunity should be reserved for AUIM Clients; and

b.	Whether the opportunity is being offered to an Access Person by virtue of his/her position with AUIM or AUIM’s relationship with a Client.

3.06: Reportable Securities and Reportable Funds

Reportable Securities generally include all individual securities, whether publicly or privately traded, and any derivative thereof. Appendix A contains a list of commonly traded securities and financial instruments and whether they are considered reportable under this Code.

AUIM Personnel should contact Compliance if they would like to transact in any security or instrument that does not appear on Appendix A.

3.07: Blackout Periods

Access Persons and their Connected Persons may not transact in Reportable Securities, including Reportable Funds, within seven days before, the day of, and seven days after a Client transaction in a particular issue/security without Compliance’s prior approval. As an example, if AUIM is trading in a specific Apple bond, you would not be able to transact in that exact Apple bond during the blackout period. However, you would be able to transact in other Apple bonds, stock, etc.

Additionally, from time-to-time, Access Persons may not transact in other securities designated by Compliance.

3.07.01: Aegon N.V. Blackout Periods

Access Persons and Connected Persons shall not Purchase and/or Sell, directly or indirectly, any Aegon N.V. securities during closed periods designated by Aegon Group Compliance. For the avoidance of doubt, this would include debt instruments, Aegon N.V. stock options or stock appreciation rights. Access Persons may, however, continue to participate in Automatic Investment Plans related to Aegon N.V. stock during these closed periods, as long as the pre-set schedule or allocation is not overridden by the Access Person during the blackout period.

Access Persons and Connected Persons are not required to comply with applicable blackout period requirements for transactions in Reportable Securities for which they do not directly or indirectly exercise influence or control (Managed accounts—subject to the standards set forth in Section 3.04).

3.08: Holding Period Requirements

Holding period requirements are listed in Appendix A. Holdings will be analyzed on a last-in, first-out (LIFO) method in aggregate across all accounts. This standard is intended to prohibit short-term and speculative trading activities.

Access Persons and Connected Persons are not required to comply with applicable holding period requirements for transactions in Managed Accounts subject to the standards set forth of Section 3.04.

3.09: Broker Trading Restrictions

Access Persons and Connected Persons may only trade in Reportable Securities in or through Broker accounts that have been reported to Compliance prior to the transaction. Access Persons and Connected Persons are strongly encouraged to use Approved Brokers (that provide Compliance with electronic confirmations and statements).

Access Persons and Connected Persons who do not utilize Approved Brokers are still responsible for (a) complying with any pre-clearance and holding period requirements, (b) disclosing their Broker accounts in SCT, (c) recording their Personal Securities Transactions in SCT by settlement date and (d) maintaining their Reportable Securities holdings in SCT. Failure to properly maintain these records may result in the forfeiture of the privilege to use non-Approved Brokers.

Access Persons or Connected Persons who engage in more than 20 Reportable Securities transactions in any given month are required to use an Approved Broker.

3.10: Personal Securities Reporting Requirements

Access Persons are responsible for satisfying the reporting requirements set forth below.

3.10.01: Initial Holdings Reports

No later than ten calendar days after a person becomes an Access Person, he/she must submit to Compliance an initial holdings report that includes the following information (which must be dated within 45 days prior to the date the person became an Access Person):

a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership and exercises influence or control;

b.	The name and account number of any Broker with whom the Access Person or Connected Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

c.	The date that the report is submitted by the Access Person.

3.10.02: Quarterly Transaction Reports

Within 30 calendar days after the end of each calendar quarter (or earlier as prescribed by Compliance), each Access Person must submit a quarterly transaction report. The report must contain a list of all transactions (other than exempted transactions) in any Reportable Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership and exercises influence or control.

Each quarterly transaction report must be dated and signed (which may be completed electronically in SCT) by the Access Person submitting the report, and shall contain the following information:

a.	The date of the transaction, the name of the security, ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Reportable Security involved;

b.	The nature of the transaction (e.g., purchase, sale, or any other acquisition or disposition);

c.	The price at which the transaction was effected;

d.	The name and account number of the Broker through whom the transaction was effected; and e. The date that the report is submitted by the Access Person.

If an Access Person did not engage in any Personal Securities Transactions in Reportable Securities during the period, the quarterly transaction report must still be completed to indicate no transactions were executed.

3.10.03: Annual Holdings Reports

At least annually, generally as of December 31, Access Persons must submit, by the date established by Compliance, an annual holdings report that includes the following information (information must be current as of a date no more than 45 days before the report is submitted):

a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership and exercises influence or control;

b.	The name and account number of any Broker with whom the Access Person or Connected Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

c.	The date that the report is submitted by the Access Person.

3.10.04: Trade Confirmations and Account Statements

Compliance will conduct periodic testing to ensure that Access Persons are complying with all aspects of the Code. Accordingly, Compliance reserves the right to request duplicate brokerage statements and individual trade confirmations for any account maintained by an Access Person or Connected Person. Upon request, Access person will have ten business days to provide any such statements or confirmations to Compliance.

3.10.05: Other Personal Securities Reporting Requirements

On a periodic basis (e.g., quarterly), Access Persons may be required to certify the accounts in which they have Beneficial Ownership and/or exercise control of Reportable Securities and Reportable Funds.

3.11: Exempt Transactions in Reportable Securities

Pre-clearance requirements and quarterly transaction reporting will not apply to:

a.	Transactions executed pursuant to an Automatic Investment Plan including rebalance programs (i.e., where the Access Person or Connected Person does not determine the investment allocations) within 401(k) plans;

b.	The acquisition of securities pursuant to a corporate action (e.g., stock splits and dividends);

c.	Vesting of Aegon shares in connection with a long-term incentive compensation Grant;

d.	Transactions in Managed Accounts subject to the standards set forth in Section 3.04;

e.	The acquisition of securities pursuant to a gift or inheritance; or

f.	Gifts of Reportable Securities to charitable organizations.

Section 4: Outside Business Activity (“OBA”) and Affiliated Business Activity (“ABA”)

Consistent with their legal and ethical obligations, AUIM Personnel must avoid OBAs and ABAs that conflict with their duties to AUIM and/or its Clients. AUIM supports AUIM Personnel participating in educational, cultural, charitable, and civic activities so long as the activities do not impair or interfere with respective duties to AUIM, its Clients, and prospective Clients.

As a general rule, AUIM Personnel are not allowed to serve on the board of directors of any publicly-traded or private company that AUIM could invest in on behalf of its Clients. Further, AUIM Personnel cannot provide investment advice in connection with any OBA or ABA. Finally, OBAs and ABAs could require disclosure in various sections of the Form ADV (e.g., Part 1, Item 7a; Part 2a, Item 10; or Part 2b, Item 4).

4.01: Definition of an OBA

An OBA is any arrangement, outside the scope of the relationship with AUIM, where AUIM Personnel serve as an employee, independent contractor, sole proprietor, officer, director or partner for compensation or a reasonable expectation of compensation from another individual or entity.

The following are examples of OBAs:

•	Part-time job

•	Owning a business

•	Rental properties

•	Selling/distributing cosmetics, jewelry, handbags, etc.

Passive investments do not fall under the definition of OBAs.

4.02: Pre-Approval and Reporting Requirements for OBAs

Before engaging in any OBAs, AUIM Personnel must receive approval via SCT. The Request for authorization shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of the request. Newly designated AUIM Personnel must disclose existing OBAs and receive approval to continue the activities. In instances where conflicts exist, an OBA request will be elevated to the AUIM CEO, or designee, for approval.

AUIM Personnel must (a) promptly update SCT to reflect any subsequent changes in the scope or other material circumstances regarding an approved OBA and (b) annually certify compliance with the terms of this policy and all applicable approval conditions.

Any activity not falling under the definition of an OBA in Section 4.01 of this Code that could conflict with AUIM’s business activities (e.g., serving in a financial or investment role with a non-profit organization) should also be pre-cleared with Compliance via SCT.

4.03: Compensation for OBAs

Unless otherwise agreed in writing, payments received for the fulfillment of OBAs will be directed to AUIM to the extent that the OBAs are fulfilled during normal working hours and the payments comprise compensation for working hours spent on the fulfillment of the OBAs.

4.04: Definition of an ABA

ABAs are activities outside the scope of the relationship with AUIM, but related to Aegon or its affiliates. As a general matter, AUIM will allow AUIM Personnel to engage in ABA activities so long as appropriate mitigating controls can be prescribed to address associated risks and conflicts.

The following are examples of ABAs:

•	Transamerica Committee member

•	Aegon Global Committee member

•	Registered representative with affiliated broker-dealer

4.05: Reporting Requirements for ABAs

AUIM Personnel should provide Compliance with written notice (via email or SCT) prior to engaging in an ABA to allow AUIM to assess potential risks and conflicts associated with the activity. AUIM Personnel will be required to certify that they have reported all ABAs on an annual basis.

Any high risk ABAs will be submitted to the AUIM CEO, or designee, for review and approval. Higher risk ABAs include (but are not limited to) situations where AUIM Personnel:

a.	Have been elected or appointed to positions;

b.	Retain voting authority;

c.	Engage in investment or securities related activities;

d.	Receive compensation from affiliated entities;

e.	Engage in activities that fall outside of a Client’s IMA or agreement(s); or

f.	Participate in activities that increase AUIM’s liabilities or create new material risks (e.g., participation in Transamerica Political Action Committee)

Section 5: Gifts and Entertainment

The giving or receipt of gifts, entertainment, or anything of value involving parties with whom AUIM has an investment advisory or business relationship presents potential conflicts of interest. AUIM Personnel should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of value that could make them feel beholden to a person or entity. Similarly, AUIM Personnel should not offer gifts, favors, entertainment, special accommodations, or other things of value that could be viewed as being overly generous or aimed at influencing decision making or making a Client or decision maker beholden to AUIM or AUIM Personnel.

AUIM Personnel cannot give or accept:

a.	Cash (cash equivalents including gift cards redeemable for cash);

b.	Loans;

c.	Securities;

d.	Domestic or private airline tickets;

e.	Limousines or party bus transportation;

f.	Lodging; or

g.	Anything illegal regardless of the monetary value.

Any exceptions must be pre-approved by Compliance. Approval may be granted when circumstances demonstrate that receipt of such benefits does not create conflicts of interest for AUIM or its employees.

The following standards, set for in sections 5.01 through 5.06 below prescribe AUIM’s standards regarding gifts and entertainment.

5.01: Gifts

A gift includes anything of value given or accepted by AUIM Personnel where the provider is not present. Examples of gifts include books, pens, mugs, golf balls, or wine. Gifts could also include meals, golf outings, event tickets, conferences, or seminars.

Gifts do not include items promotional items that display corporate logos.

5.01.01: Giving and Accepting Gifts

AUIM Personnel generally may accept gifts from, or give gifts to, any one person that do not exceed an annual aggregate amount of $100, without seeking pre-approval from Compliance. However, AUIM Personnel may never solicit gifts.

AUIM Personnel must individually report all Gifts given or received that have a value of $50.00 or more. The reports should be filed in SCT upon receipt, but no later than at the time that quarterly affirmations are completed. If a gift is received for an entire floor, group, or department, the gift can be reported solely by one individual on behalf of the entire floor, group, or department.

AUIM Personnel must receive Compliance approval prior to giving or receiving gifts valued over $100. The decision whether to permit the receipt or provision of gifts valued in excess of $100 will be based upon several factors including whether a gift is being provided or received to influence business decisions or whether it is inconsistent with AUIM’s fiduciary obligations. If approval is not granted, Gifts or promotional items valued at more than $100 must be returned or declined or, with Compliance’s approval, donated to an appropriate charitable organization.

5.02: Entertainment

For purposes of this policy, “Entertainment” includes business meals, sporting events, golf outings, theatre, concerts, and other events with a legitimate business purpose where AUIM

Personnel and the provider/recipient attend such event together. AUIM Personnel may give (or accept) Entertainment to (from) any Client, prospect, individual, or entity with which AUIM has, or is seeking to establish, a business relationship, provided that the Entertainment is not so excessive, extravagant, or frequent to raise any questions of impropriety or is contrary to the Code’s general principles.

AUIM Personnel must report all Entertainment given or received with a value of $150 or more per individual attendee on a quarterly basis, or upon request, as prescribed by Compliance in the forms maintained in SCT. AUIM Personnel must also report entertainment received two or more times in the same month from the same individual or company, regardless of the estimated value. AUIM Personnel are always individually responsible for reporting their own entertainment receipt.

Entertainment in excess of $250 per individual attendee must be pre-approved by the individual’s manager and Compliance.

5.03: Sponsorships

AUIM, or AUIM Personnel, may sponsor, or financially support, an event hosted by or for the benefit of a Client, prospective Client or other entity (but not an individual) that has a business relationship with AUIM. AUIM must be publically recognized as a sponsor or contributor; otherwise, the financial contribution will be deemed a gift and subject to the Code’s gift standards. These sponsorships may not be so excessive or frequent to raise any questions of impropriety and such sponsorships must conform to the Code’s general principles.

All sponsorship activities must be reported to Compliance on at least a quarterly basis, or upon request.

5.04: Restrictions on Gifts and Entertainment Involving ERISA Fiduciaries and Public Fund Representatives

To comply with The Employee Retirement Income Security Act of 1974 (“ERISA”) requirements, AUIM Personnel must receive pre-approval from Compliance for ALL gifts, entertainment, sponsorships or anything of value offered to ERISA fiduciaries or Public fund representatives.

Additionally, AUIM Personnel may not provide to, or accept from, an ERISA fiduciary, including its employees, any gifts, entertainment, sponsorships, or anything else of value greater than $250 per calendar year.

These requirements apply to prospects as well as existing Clients.

5.05: Restrictions on Gifts and Entertainment Involving Governmental Entities

AUIM has adopted a Political Contributions policy in order to prevent violations of Rule 206(4)-5 under the Advisers Act, commonly known as the SEC’s Pay-to-Play Rule. Prior to offering gifts to or entertaining government entity Clients, AUIM Personnel should refer to the Political Contributions policy.

5.06: Restrictions on Gifts, Entertainment and Payments to Foreign Government Officials

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and businesses from bribing foreign government officials in order to obtain or retain business. Violations of the FCPA can lead to civil and criminal penalties, sanctions, and remedies, including fines, disgorgement, and/or imprisonment.

The FCPA defines “foreign official” to include any officer or employee of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

AUIM Personnel may not give or offer any gift, entertainment, or anything else of value directly or indirectly to a foreign official to:

a.	Influence the foreign official in his or her official capacity;

b.	Induce the foreign official to do or omit to do an act in violation of his or her lawful duty; or

c.	Secure any improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any person.

All gifts, entertainment, or anything else of value given or offered to a foreign official must be pre-approved by Compliance.

Section 6: Reporting and Certifications

6.01: Code of Ethics Certifications

Within ten calendar days of becoming subject to this Code and/or at least annually thereafter, AUIM Personnel are required to:

a.	Disclose any OBAs and ABAs;

b.	Complete any required disclosures related to the Code; and

c.	Respond to other compliance-related requests.

6.02: Internal Reporting of Code Violations

AUIM Personnel have a duty to promptly report to Compliance any Code or other violations. All reported violations will be treated confidentially to the extent permitted by law and will be investigated promptly. Reports of violations may be made anonymously via the Confidential Reporting form in SCT or Aegon’s S.H.A.R.E. helpline at 1.866.263.7787. Retaliation against any persons reporting a violation of the Code is strictly prohibited and is a violation of this Code.

Section 6.03: Confidentiality of Reports and Information Required by this Code

Information provided to AUIM under this Code shall be treated as confidential information and will not be disclosed to third parties except as required to comply with legal or regulatory requests.

Section 7: Sanctions

AUIM Personnel who violate any of the Code’s requirements, restrictions or prohibitions may be subject to sanctions approved by the RCC. All violations of the Code will also be reported to AUIM’s senior leadership team. The filing of any false, incomplete, or untimely reports may be considered a violation of this Code and subject to disciplinary action. Hardship and other exceptions may be granted on a case-by-case basis.

The RCC will use the following guidelines for approving remedial actions for AUIM Personnel who violate or disregard the Code. The guidelines are designed to promote consistency and uniformity of sanctions and disciplinary matters. The severity of the disciplinary action taken will vary based on factors considered relevant, including whether:

a.	The violation was a technical violation of the Code or an inadvertent oversight;

b.	The violation was due to the employee’s actions or that of a family member; and

c.	There has been a pattern of violations involving the individual.

AUIM has full discretion to impose sanctions it deems appropriate. These sanctions may include, without limitation:

a.	A memorandum of warning or reprimand that generally reinforces the individual’s responsibilities under the Code, educates the individual on the severity of the violation, and informs the individual of the possible penalties for future violations;

b.	Attendance at a meeting with the individual’s manager and a Compliance representative;

c.	Suspension of personal trading privileges;

d.	Withholding of unearned bonus payments or other monetary sanctions; and

e.	Termination of employment.

In addition to the above disciplinary sanctions, AUIM may require the surrender of any profits realized in connection with a violation. AUIM Personnel shall pay any monetary sanctions to their selected charity with supporting documentation provided to Compliance.

AUIM’s CCO is also authorized to impose sanctions, including termination, immediately and without notice if severity of any violation or violations warrants such action.

Section 8: Definitions

The following terms are used throughout the Code and have the meanings attributed to them in this section:

Access Person: Access Persons are Supervised Persons who (a) have access to non-public information regarding AUIM Clients’ purchase or sale of securities, (b) are involved in making securities recommendations to Clients, (c) have access to AUIM recommendations that are non-public or (d) have access to non-public information regarding the portfolio holdings of affiliated mutual funds.

Affiliate: A domestic or foreign entity that is controlled by, controls, or is under common control with AUIM.

Affiliated Business Activity: ABAs are activities outside the scope of the relationship with AUIM, but related to Aegon or its affiliates.

Approved Brokers: Brokers approved by Compliance for electronic feeds to assist with satisfying the Code’s Personal Securities Transactions reporting and monitoring responsibilities. A list of such Brokers will be provided to Access Persons by Compliance from time to time and upon request.

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (e.g., Aegon’s employee stock purchase plan). An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership: Shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining whether an Access Person has beneficial ownership. In this regard, beneficial ownership will be deemed to exist if an Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by an Access Person includes securities held by Immediate Family Members sharing the same household, securities held in certain trusts, and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.

Broker: A broker, dealer, bank, or other intermediary, including 401(k) and retirement plans, through whom an Access Person has Beneficial Ownership and/or transacts in or holds Reportable Securities.

Chief Compliance Officer: The person listed on AUIM’s current Form ADV filed with the Securities and Exchange Commission as the Chief Compliance Officer (“CCO”).

Client: (a) Any investment company registered under the Company Act for whom AUIM acts as investment adviser or sub-adviser or (b) any separately managed investment account, commingled or collective investment trust fund, or (c) other investment arrangement where AUIM has investment discretion on the account.

Code: The Code of Ethics administered and enforced by the CCO.

Connected Persons: see definition of Immediate Family Member.

Federal Securities Laws: The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Immediate Family Member: An Access Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

Managed Account: An account where an Access Person has Beneficial Ownership but does not have the authority to exercise direct or indirect influence or control over the account. Typically, in these arrangements, the Access Person has assigned investment discretion authority to his/her Broker (or investment advisor).

Outside Business Activity: Any arrangement, outside the scope of the relationship with AUIM, where AUIM Personnel serve as an employee, independent contractor, sole proprietor, officer, director or partner for compensation or a reasonable expectation of compensation from another individual or entity.

Personal Securities Transaction: A transaction in a security in which an Access Person has or thereby acquires Beneficial Ownership. An Access person is considered to be “engaging in” or “affecting” a Personal Securities Transaction if he/she, directly or indirectly, directs, participates in or receives advance notification or advice regarding such transactions. A summary of Personal Security Transaction Standards, including pre-clearance, holding period, quarterly transaction report, and annual holding report requirements is included in Appendix A.

Purchase and/or Sales: Includes, among other things, the writing of an option to purchase or sell a security or other asset.

Public Company: Any entity subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act.

Reportable Fund: (a) Any fund for which AUIM serves as an investment adviser (or sub-adviser) as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)); or (b) any fund whose investment adviser or principal underwriter controls AUIM, is controlled by AUIM, or is under common control with AUIM. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)).

Reportable Security: A security as defined in section 202(a)(18) of the Advisers Act (15 U.S.C. 80b-2(a)(18)), which includes any stock, bond, Reportable Fund, investment contract or any other instrument that is considered a “security” under the Advisers Act, including: options on securities and indexes; foreign unit trusts and foreign mutual funds; and private investment funds, hedge funds, ETFs, and investment clubs.

The definition of Reportable Security also encompasses other assets designated by Compliance. “Reportable Security” does not include: (a) direct obligations of the Government of the United States; (b) bankers’ acceptances, bank certificate of deposits, commercial paper and high quality short-term instruments, including repurchase agreements; (c) shares issued by money market funds; or (d) shares issued by open-end funds other than Reportable Funds.

Supervised Person: AUIM’s partners, officers, directors (or other person occupying a similar status or performing similar functions) and employees, as well as other persons who provide advice on behalf of AUIM and are subject to its supervision and Control.

Appendix A: Holding Period, Pre-Clearance and Reporting Requirements

Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
Domestic or Foreign Listed Equity Securities, including but not limited to:	No	30 Days	Yes	Yes	Yes

• Common Stocks;

• Preferred Stocks;

• ADRs, GDRs and REITs;

• Rights and Warrants

Options on Individual Equities and Single Stock Futures	Covered only	30 Days - Expiration date must be greater than 30 days,	Yes	Yes	Yes

Mutual Funds and other Registered Funds that are Sub-Advised by AUIM - See Appendix B	No	60 Days	Yes	Yes	Yes

Mutual Funds - Not Sub-Advised by AUIM	No	None	No	No	No

Mutual Funds - Closed-End, Exchange Traded	Yes	30 Days	Yes	Yes	Yes

Exchange Traded Funds, including options contracts, listed on Pre- Approved List - See Appendix C	Yes	None	No	Yes	Yes

Other Exchange Traded Funds and Notes	Yes	30 Days - Short Sales Permitted	Yes	Yes	Yes

Unit Investment Trusts	Yes	None	No	No	No

Equity Index Futures Contracts and Related Options	Yes	30 Days Expiration date must be greater than 30 days	Yes	Yes	Yes

U.S. Treasury Bond and Note Futures Contracts and Options	Yes	None	No	No - See Endnote	No - See Endnote

Fixed Income Securities, including but not limited to:	No	60 Days	Yes	Yes	Yes

• Corporate Bonds;

• Municipal Bonds;

• Convertible Bonds;

• Sovereign Bonds;

Type of Security or Instrument	Short Sales Permitted?	Minimum Holding Period	Pre- Clearance Required?	Quarterly Reporting Required?	Initial and Annual Holding Reporting Required?
• MBS and ABS; and

• U.S. Guaranteed or federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.)

Bonds and other direct debt instruments of the U.S. Government such as Treasury Bills, Treasury Notes and Treasury Inflation Protected Securities (TIPS)	Yes	None	No	No	No

Short Term Investment Vehicles, including but not limited to:	Not applicable	None	No	No	No

• Bank Certificates of Deposit;

• Savings Certificates;

• Cash sweep instruments; and

• Commercial paper

Commodity Futures Contracts and Related Options (e.g., Gold, Oil, Soybeans, Wheat, etc.)	Yes	None	No	No - See Endnote	No - See Endnote

Foreign Currency Transactions Contracts and Related Options	Yes	None	No	No - See Endnote	No - See Endnote

Aegon Stock and Options	No	30 Days	Yes; Blackout Periods Apply	Yes	Yes

Variable Annuities where AUIM Sub-Advised Funds are included as an Investment Option	No	60 Days	Yes	Yes	Yes

Other Types of Securities or Instruments Not Listed	Chief Compliance Officer discretion	Chief Compliance Officer discretion	Yes	Chief Compliance Officer discretion	Chief Compliance Officer discretion

Individuals registered as Associated Persons of the Commodity Trading Adviser need to report all transactions in futures, and options on futures, in SCT to enable AUIM to comply with National Futures Association rules and regulations.

Appendix B: Reportable Funds

Fund	Ticker(s)	Strategy
Class A Ticker: IMUAX
Transamerica Multi-Manager Alternative Strategies	Class C Ticker: IMUCX	Alternative Strategies
Class I Ticker: TASIX

Transamerica Multi-Manager Alternative Strategies VP		Alternative Strategies

Transamerica Intermediate Bond		Core Agg

Transamerica Multi-Managed Balanced	Class A Ticker: IBALX Class B Ticker: IBABX Class C Ticker: IBLLX Class I Ticker: TBLIX	Core Agg

Transamerica Multi-Managed Balanced VP		Core Agg

Transamerica Partners Balanced Core	DVIBX	Core Agg

*Transamerica Partners Core Bond	DVGCX	Core Agg

Transamerica Flexible Income	Class A Ticker: IDITX Class B Ticker: IFLBX Class C Ticker: IFLLX Class I Ticker: TFXIX	Core Plus
Transamerica US Government Securities VP		Gov Bonds
Transamerica High Yield Bond	Class A Ticker: IHIYX Class B Ticker: INCBX Class C Ticker: INCLX Class I Ticker: TDHIX	High Yield

Transamerica High Yield Bond VP		High Yield

*Transamerica Partners High Yield Bond	DVHYX	High Yield

Class A Ticker: TFLAX
Transamerica Floating Rate	Class C Ticker: TFLCX	Leveraged Loans
Class I Ticker: TFLIX
Class A Ticker: IATXX

Transamerica Money Market	Class C Ticker: IMLXX	Money Market
Class I Ticker: TAMXX

Transamerica Money Market VP		Money Market

Transamerica Partners Money Market	DVMKK	Money Market

Class A Ticker: ITAAX
Transamerica Short Term Bond	Class C Ticker: ITACX	Short Duration
Class I Ticker: TSTIX

*	Available in Transamerica retirement plans

Appendix C: Pre-Approved List of Exchange Traded Funds

Ticker	Long Name
AMLP	Alerian MLP ETF

DBEF	Deutsche X-trackers MSCI EAFE Hedged Equity ETF

DGAZ	VelocityShares 3x Inverse Natural Gas ETN

DIA	SPDR Dow Jones Industrial Average ETF Trust

DUST	Direxion Daily Gold Miners Index Bear 3X Shares

DWTI	VelocityShares 3x Inverse Crude ETN

DXJ	WisdomTree Japan Hedged Equity Fund

EEM	iShares MSCI Emerging Markets ETF

EFA	iShares MSCI EAFE ETF

EPI	WisdomTree India Earnings Fund

ERX	Direxion Daily Energy Bull 3X Shares

EWA	iShares MSCI Australia ETF

EWG	iShares MSCI Germany ETF

EWH	iShares MSCI Hong Kong ETF

EWJ	iShares MSCI Japan ETF

EWM	iShares MSCI Malaysia ETF

EWT	iShares MSCI Taiwan ETF

EWU	iShares MSCI United Kingdom ETF

EWY	iShares MSCI South Korea Capped ETF

EWZ	iShares MSCI Brazil Capped ETF

EZU	iShares MSCI Eurozone ETF

FAS	Direxion Daily Financial Bull 3X Shares

FEZ	SPDR EURO STOXX 50 ETF

FXI	iShares China Large-Cap ETF

FXN	First Trust Energy AlphaDEX Fund

GDX	VanEck Vectors Gold Miners ETF

GDXJ	VanEck Vectors Junior Gold Miners ETF

GLD	SPDR Gold Shares

HEDJ	WisdomTree Europe Hedged Equity Fund

IAU	iShares Gold Trust

IEMG	iShares Core MSCI Emerging Markets ETF

ITB	iShares U.S. Home Construction ETF

IVV	iShares Core S&P 500 ETF

IWM	iShares Russell 2000 ETF

IYR	iShares U.S. Real Estate ETF

JDST	Direxion Daily Junior Gold Miners Index Bear 3X Shares

KRE	SPDR S&P Regional Banking ETF

LABU	Direxion Daily S&P Biotech Bull 3X Shares

NUGT	Direxion Daily Gold Miners Index Bull 3X Shares

OIH	VanEck Vectors Oil Services ET

OIL	iPath Goldman Sachs Crude Oil Total Return Index ETN

PFF	iShares US Preferred Stock ETF

PGX	PowerShares Preferred Portfolio

QQQ	Powershares QQQ Trust Series 1

RSX	VanEck Vectors Russia ETF

SDS	ProShares UltraShort S&P500

SH	ProShares Short S&P500

SLV	iShares Silver Trust

SPXS	Direxion Daily S&P 500 Bear 3X Shares

SPXU	ProShares UltraPro Short S&P 500

SPY	SPDR S&P500 ETF Trust

SQQQ	ProShares UltraPro Short QQQ

SSO	ProShares Ultra S&P500

SVXY	ProShares Short VIX Short-Term Futures ETF

TNA	Direxion Daily Small Cap Bull 3X Shares

TQQQ	ProShares UltraPro QQQ

TVIX	VelocityShares Daily 2x VIX Short Term ETN

TZA	Direxion Daily Small Cap Bear 3X Shares

UCO	ProShares Ultra Bloomberg Crude Oil

UGAZ	VelocityShares 3x Long Natural Gas ETN

UNG	United States Natural Gas Fund LP

USMV	iShares MSCI USA Minimum Volatility ETF

USO	United States Oil Fund LP

UVXY	ProShares Ultra VIX Short-Term Futures ETF

UWTI	VelocityShares 3x Long Crude ETN

VEA	Vanguard FTSE Developed Markets ETF

VGK	Vanguard FTSE Europe ETF

VIXY	ProShares VIX Short-Term Futures ETF

VNQ	Vanguard REIT ETF

VTI	Vanguard Total Stock Market ETF

VWO	Vanguard FTSE Emerging Markets ETF

VXX	iPATH S&P 500 VIX Short-Term Futures ETN

XBI	SPDR S&P Biotech ETF

XHB	SPDR S&P Homebuilders ETF

XIU CN Equity	iShares S&P/TSX 60 Index ETF

XIV	VelocityShares Daily Inverse VIX Short Term ETN

XLB	Materials Select Sector SPDR Fund

XLE	Energy Select Sector SPDR Fund

XLF	Financial Select Sector SPDR Fund

XLI	Industrial Select Sector SPDR Fund

XLK	Technology Select Sector SPDR Fund

XLP	Consumer Staples Select Sector SPDR Fund

XLU	Utilities Select Sector SPDR Fund

XLV	Health Care Select Sector SPDR Fund

XLY	Consumer Discretionary Select Sector SPDR Fund

XME	SPDR S&P Metals & Mining ETF

XOP	SPDR S&P Oil & Gas Exploration & Production ETF

XRT	SPDR S&P Retail ETF